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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10, dated January 20, 2009, to the use of our reports dated March 20, 2008 relating to the consolidated financial statements of Pan American Silver Corp. and subsidiaries (which report expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference relating to changes in accounting principles) and the effectiveness of Pan American Silver Corp. and subsidiaries internal control over financial reporting appearing in the annual report on Form 40-F of Pan American Silver Corp. for the year ended December 31, 2007.

We also consent to the reference to us under the headings "Auditors" and "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants
Vancouver, Canada
January 20, 2009

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS